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                                                                  Exhibit 10.21

                        FIRST LOAN MODIFICATION AGREEMENT


         This First Loan Modification Agreement is entered into as of August 16, 1998, by and between BLUESTONE SOFTWARE, INC., a Delaware corporation with its principal place of business at 1000 Briggs Road, Mount Laurel, New Jersey 08054-4101 ("Borrower") and SILICON VALLEY BANK, a California-chartered bank ("Bank"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02481, doing business under the name "Silicon Valley East".

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 8, 1997, evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 8, 1997 (the "Loan Agreement"). The Loan Agreement established in favor of the Borrower: (i) a revolving line of credit in the maximum principal amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) (the "Revolving Line"), and (ii) an equipment line of credit in the maximum principal amount of Five Hundred Thousand Dollars ($500,000.00) (the "Equipment Line"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

         A.       MODIFICATION(S) TO LOAN AGREEMENT.

                  1. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

                                    ""Committed Equipment Line" means a credit extension of up to Five Hundred Thousand Dollars ($500,000.00)."

                           and inserting in lieu thereof the following:

                                    ""Committed Equipment Line" means a credit extension of up to Two Million Dollars ($2,000,000.00). Notwithstanding the foregoing, the Committed Equipment Line shall be reduced by the outstanding balance of Equipment Advances made to Borrower pursuant to Section 2.1.2 hereof."

                  2. The Loan Agreement shall be amended by inserting the following new definition after the definition of "Credit Extension" appearing in Section 1.1 thereof:

                                    ""Current Liabilities" means, as of any
                                    applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such



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                                    date, plus, to the extent not already
                                    included therein, all outstanding Credit
                                    Extensions made under this Agreement,
                                    including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt, and excluding deferred revenues."

                  3. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

                                    ""Maturity Date" means the later of the
                                    Equipment Maturity Date or the Revolving
                                    Maturity Date."

                           and inserting in lieu thereof the following:

                                    ""Maturity Date" means the later of the
                                    Second Equipment Maturity Date or the
                                    Revolving Maturity Date."

                  4. The Loan Agreement shall be amended by inserting the following new definition after the definition of "Prime Rate" appearing in Section 1.1 thereof:

                                    ""Quick Assets" means, as of any applicable date, the consolidated cash, cash equivalents, accounts receivable and investments with maturities of fewer than 90 days of Borrower determined in accordance with GAAP."

                  5.       No further Equipment Advances shall be made under
                           Section 2.1.2.

                  6. The Loan Agreement shall be amended by inserting after Section 2.1.2 thereof entitled "Equipment Advances" the following new section:

                                    "2.1.2.A.    1998-1999 EQUIPMENT ADVANCES.

                           (a) Subject to and upon the terms and conditions of this Agreement, at any time through March 31, 1999 (the "Second Equipment Availability End Date"), Bank agrees to make Equipment Advances under this Section 2.1.2.A to Borrower in an aggregate outstanding amount not to exceed the Committed Equipment Line. To evidence the Equipment Advance or Equipment Advances, Borrower shall deliver to Bank, at the time of each Equipment Advance request, an invoice for the equipment to be purchased. The Equipment Advances shall be used only to purchase Equipment or refinance Equipment purchased after January 1, 1998 and shall not exceed One Hundred Percent (100%) of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software may, however, constitute up to twenty-five percent (25.0%) of aggregate Equipment Advances under this
                           Section 2.1.2.A.

                           (b) Interest shall accrue from the date of each Equipment Advance made pursuant to this Section 2.1.2.A at a per annum rate equal to One and One Quarter percentage points (1.25%) above the Prime Rate and shall be payable monthly on


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                           the Payment Date of each month through the month in
                           which the Second Equipment Availability End Date falls. Amounts currently amortizing under Section
                           2.1.2 above shall continue to be repaid as provided in Section 2.1.2 above, and shall be treated as existing Equipment Advances under the Committed Equipment Line. Any Equipment Advances made pursuant to this Section 2.1.2.A that are outstanding on the Second Equipment Availability End Date will be payable in thirty-six (36) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of each month following the Second Equipment Availability End Date and ending on March 31, 2002 (the "Second Equipment Maturity Date"). Equipment Advances, once repaid, my not be reborrowed.

                           (c) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for the Equipment to be financed."

                  7. The Loan Agreement shall be amended by deleting the following text appearing as paragraph (a) of Section
                           2.3 entitled "Interest Rates, Payments, and
                           Calculations":

                                    "(a) INTEREST RATE. Except as set forth in
                                    Section 2.3(b), any Advances shall bear
                                    interest, on the average daily balance
                                    thereof, at a per annum rate equal to One and One Half percentage point (1.50%) above the Prime Rate."

                           and inserting in lieu thereof the following:

                                    "(a) INTEREST RATE. Except as set forth in
                                    Section 2.3(b), any Advances made pursuant to Section 2.1.1 shall bear interest, on the average daily balance thereof, at a per annum rate equal to Three Quarters of One percentage point (0.75%) above the Prime Rate."

                  8. The Loan Agreement shall be amended by deleting the following text appearing in the first paragraph of
                           Section 6.3 entitled "Financial Statements, Reports, Certificates":

                                    "(b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank;"

                           and inserting in lieu thereof the following:

                                    "(b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements


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                                    of an independent certified public
                                    accounting firm reasonably acceptable to
                                    Bank;"

                  9. The Loan Agreement shall be amended by deleting the following text appearing as Sections 6.8 and 6.9 thereof:

                                    "6.8 TANGIBLE NET WORTH. Borrower shall
                                    maintain, as of the last day of each
                                    calendar month, a Tangible Net Worth of not less than One Million Dollars
                                    ($1,000,000.00); provided however, the
                                    Borrower shall evidence a Tangible Net Worth of not less than One Million Five Hundred Thousand Dollars ($1,500,000.00) for the third quarter of fiscal year ending 1997.

                                    "6.9 LIQUID ASSETS. Borrower shall maintain, as of the last day of each calendar month, Liquid Assets of not less than One Million Dollars ($1,000,000.00)."

                           and inserting in lieu thereof the following:

                                    ""6.8 TANGIBLE NET WORTH. Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than Three Million Dollars ($3,000,000.00). For purposes hereof, Tangible Net Worth shall be defined as Borrower's equity plus Subordinated Debt less intangible assets.

                                    6.9 ADJUSTED QUICK RATIO. Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities of at least 1.25 to 1.0."

                  10. The Compliance Certificate appearing as EXHIBIT D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as EXHIBIT A hereto.

4. FEE. Borrower shall pay to Bank a modification fee equal to Three Thousand Seven Hundred Fifty Dollars ($3,750.00), which fee shall be due on the date hereof and which shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Lender for legal fees and expenses incurred in connection with this amendment to the Loan Documents.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Indebtedness.

7. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.


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Bank's agreement to modifications to the existing Indebtedness pursuant to this
Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement.

9. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                 BANK:

BLUESTONE SOFTWARE, INC.                  SILICON VALLEY BANK, doing business as
                                          SILICON VALLEY EAST


By:/s/ E. J. Ballezzi                     By:/s/ Pamela Aldsworth
   -------------------------------           -------------------------------

Name: E. J. Ballezzi                      Name: Pamela Aldsworth
     -----------------------------             -----------------------------

Title: Chief Financial Officer            Title: Vice President
      ----------------------------              ----------------------------



                                          SILICON VALLEY BANK

                                          By:/s/ Michelle D. Giannini
                                             ------------------------------

                                          Name: Michelle D. Giannini
                                               ----------------------------

                                          Title: Assistant Vice President
                                                ---------------------------
                                             (signed in Santa Clara County,
                                             California)



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